UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

SAVICORP

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 South Birch Street, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 611-7284

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

ITEM 8.01 Other Events. SaviCorp’s Plan to become current in its EDGAR filings.

On September 20, 2013, SaviCorp filed on EDGAR a Form 10-K for its fiscal year ending December 31, 2007. Originally, the Company had planned to file what is known as a “Super 10-K” to catch up on its past due public reporting obligations. However, upon learning from the Securities and Exchange Commission that a Super 10-K would not be accepted by the Commission as a method for catching up on its public reporting filings, the Company adjusted its course of action, resulting in the filing of the 10-K for 2007. After consultation with the Company’s auditors, management is expecting the preparation and filing of the remaining EDGAR reporting documents (Form 10-Ks and 10-Qs) on an expedited basis as audits are completed. The Company intends to be fully current in its reporting requirements by completing all past due filings and thereafter, submitting its 2013 10-K on a timely basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 27, 2013	SaviCorp

By: /s/ Serge Monros
Serge Monros
Chairman, CEO

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